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                                                                    EXHIBIT 4.07




                       SIXTH AMENDMENT TO CREDIT AGREEMENT
                                       AND
                                WAIVER AGREEMENT

         This Sixth Amendment to Credit Agreement and Waiver Agreement (this "Amendment") is made and entered into as of December __, 2001, by and among JP MORGAN CHASE BANK, a New York state banking association, formerly known as CHASE BANK OF TEXAS, N.A., a national banking association ("Lender"), TIDEL ENGINEERING, L.P. ("Borrower"), a Delaware limited partnership, and TIDEL TECHNOLOGIES, INC., a Delaware corporation ("Ultimate Parent").

                                    RECITALS:

         A. On April 1, 1999, Lender, Borrower, and Ultimate Parent entered into that certain Credit Agreement (including all amendments thereto, the "Credit Agreement") pursuant to which Lender agreed to make loans and advances (collectively the "Loans") to Borrower and Ultimate Parent in accordance with the terms thereof. Lender, Borrower and Ultimate Parent entered into that certain First Amendment to Credit Agreement, effective as of September 30, 1999, that certain Second Amendment to Credit Agreement, effective as of September 8, 2000; that certain Third Amendment to Credit Agreement, effective as of September 8, 2000; that certain Fourth Amendment to Credit Agreement, effective as of November 28, 2000; and that certain Fifth Amendment to Credit Agreement and Forbearance Agreement, effective as of June 1, 2001.

         B. The Loans are evidenced by that certain Revolving Credit Note dated November 28, 2000 in the stated principal amount of $10,000,000.00, and that certain Term Note of even date with the Credit Agreement, in the stated principal amount of $544,000.00, each bearing interest and being payable to the order of Lender as therein provided (collectively, the "Notes"). The Credit Agreement, the Notes and the documents, instruments and agreements executed in connection therewith are collectively referred to herein as the "Loan Documents".

         C. Borrower and Ultimate Parent have requested Lender to amend the Credit Agreement to provide for various modifications, including without limitation, the following:

                  (1) modifications to the financial covenants set forth in the Credit Agreement, including deletion of the covenant pertaining to the Cash Flow Leverage Ratio;

                  (2) modifications to the Borrowing Base, including modifying the concentration limits on receivables from CardPro, Inc., aka CardTronics, modifying the limitations on Eligible Inventory, and removing receivables of Credit Card Center from eligibility; and

                  (3) reducing the Revolving Commitment from $10,000,000 to $7,000,000.

         D. Lender, at the request of Borrower and Ultimate Parent, for good and valuable consideration, is willing to enter into this Amendment and to consent to amendments and the modifications to the Credit Agreement, as requested by Borrower and Ultimate Parent.



SIXTH AMENDMENT - Page 1

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         E. Various Events of Default also have occurred under the Credit
Agreement for the quarterly reporting periods ended June 31, 2001 and September 30, 2001 (the "Specific Events of Default").

         F. Borrower and Ultimate Parent also have requested that Lender waive the Specific Events of Default.

         G. Lender has agreed to waive the Specific Events of Default, subject to the terms and conditions of this Amendment.

                                   AGREEMENT:

         NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Ultimate Parent, and Lender hereby agree to the Recitals stated above and further covenant and agree as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

         2. Borrowing Base. Clause (b) of the definition of "Borrowing Base" in
Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "(b) the lesser of

                 (i)  fifty percent (50%) of the Eligible Inventory, or

                 (ii) Three Million Five Hundred Thousand Dollars ($3,500,000)."

         3. Eligible Receivables. Clause (d) of the definition of "Eligible Receivables" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         " (d) the total Receivables owing to the Borrower by the applicable account debtor constitute 10% or less of the aggregate Receivables owing to the Borrower by all account debtors, or if the total Receivables of the applicable account debtor (other than Western States ATM, in which case 15%, and CardPro, Inc./CardTronics, in which case 25%) exceed 10% of the aggregate of all Receivables owing to the Borrower and its Subsidiaries by all account debtors, the Receivables of the applicable account debtor up to such respective percentage limit shall be deemed to constitute Eligible Receivables (subject to compliance with all other applicable standards of eligibility) and the Receivables of the applicable account debtor exceeding such respective percentage limit shall be included within Eligible Receivables (subject to compliance with all other applicable standards of eligibility) only if the Receivables exceeding such respective percentage limit are backed or secured by credit insurance reasonably satisfactory to the


SIXTH AMENDMENT - Page 2

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         Lender in all respects and such credit insurance has been assigned to the Lender upon terms reasonably acceptable to the Lender in its discretion;".

         4. Receivables of Credit Card Center. The definition of "Eligible Receivables" in Section 1.1 of the Credit Agreement is hereby amended to add clause (s) as follows, so as to exclude Receivables of Credit Card Center from the calculation of Eligible Receivables:

            "(s) the applicable account debtor is not Credit Card Center."

         5. Interest Coverage Ratio. The definition of "Interest Coverage Ratio" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Interest Coverage Ratio shall mean, as of any date that the Interest Coverage Ratio is calculated, the ratio of (a) the remainder of (i) EBITDA of the Borrower, minus (ii) Capital Expenditures of the Borrower, to (b) cash Interest Expense, measured fiscal year-to-date as of the date of determination of the Interest Coverage Ratio."

         6. Revolving Commitment. The definition of "Revolving Commitment" in
Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Revolving Commitment shall mean the obligation of the Lender to make Revolving Loans and incur liability for the Letter of Credit Exposure Amount in an aggregate principal amount at any one time outstanding up to, but not exceeding, Seven Million Dollars ($7,000,000) (as the same may be reduced from time to time pursuant to Section 2.4 hereof)."

         7. Interest Coverage Ratio. Section 8.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "8.11 Interest Coverage Ratio. Permit the Interest Coverage Ratio of the Borrower (expressly excluding Ultimate Parent, its Subsidiaries, and Borrower's subsidiaries to be less the 1.00 to 1.00 for the fiscal quarter ending December 31, 2001, or thereafter, permit the Interest Coverage Ratio of the Borrower (expressly excluding Ultimate Parent, its Subsidiaries and Borrower's Subsidiaries) to be less than 3.00 to 1.00. The Interest Coverage Ratio will be measured as of the last day of each [quarter] for the Borrower's fiscal year-to-date as of the end of such month."

         8. Tangible Net Worth. Section 8.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "8.12 Tangible Net Worth. Permit the Tangible Net Worth of the Borrower (expressly excluding Ultimate Parent, its Subsidiaries and Borrower's Subsidiaries), as determined at any time and from time to time, to be less than $12,000,000.00."


SIXTH AMENDMENT - Page 3
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         9. Capital Expenditures. Section 8.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "8.13 Capital Expenditures. Make, directly or indirectly, Capital Expenditures other than those expenditures which do not exceed (a) Forty Thousand Dollars ($40,000) in any fiscal quarter, or (b) One Hundred Sixty Thousand Dollars ($160,000) in any fiscal year."

         10. Cash Flow Leverage. Section 8.19 of the Credit Agreement, which provided for the negative covenant pertaining to the Cash Flow Leverage Ratio, is hereby deleted in its entirety.

         11. Compliance Certificate. Exhibit D to the Credit Agreement, the form of Compliance Certificate, is hereby amended to read in its entirety as set forth on Exhibit D attached hereto.

         12. Borrowing Base Certificate. Exhibit H to the Credit Agreement, the form of Borrowing Base Certificate, is hereby is hereby amended to read in its entirety as set forth on Exhibit H attached hereto.

         13. Conditions Precedent to Consent to Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

             (1) The representations and warranties contained herein and in all Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof;

             (2) No Event of Default by Borrower or Ultimate Parent under the Loan Documents, as amended hereby, as of the date hereof, shall have occurred and be continuing and no event or conditions shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default by Borrower or Ultimate Parent under the Loan Documents, as amended hereby, as of the date hereof, unless such Event of Default is covered by the forbearance provisions set forth in Section 5, below, or has been specifically waived in writing by Lender; and

             (3) Lender shall have received evidence reasonably satisfactory to Lender that the increase in the Revolving Commitment has been duly approved by Borrower, Ultimate Parent, and the Other Guarantors.

         14. Waiver. Subject to the terms and conditions set forth in this Amendment and Borrower's and Guarantors' acknowledgments and agreements set forth above, and expressly conditioned upon the absence of any additional Events of Default, Lender waives the Events of Default occurring as a result of the Specific Events of Default. This waiver specifically excludes any occurrence of any Event of Default other than the Specific Event of Default or any re-occurrence of the Specific Event of Default after the date of this Amendment.


SIXTH AMENDMENT - Page 4
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         15. Costs and Expenses. Borrower agrees to reimburse Lender for
Lender's costs and expenses, including, but not limited to, reasonable attorneys' fees and legal expenses, incurred by Lender in connection with the preparation of this Amendment and in connection with the negotiation and consummation of the transaction contemplated hereby.

         16. The Credit Agreement. All references to the Credit Agreement in the Loan Documents shall be deemed to be the Credit Agreement, as modified hereby. Borrower expressly promises to perform all of its obligations under the Credit Agreement and other Loan Documents, as modified by this Amendment.

         17. Acknowledgments of Borrower and Ultimate Parent. Borrower and Ultimate Parent each hereby acknowledge and agree that (a) Lender is not in default in the performance of its obligations under the Loan Documents; (b) Borrower and Ultimate Parent have no claims, counterclaims, offsets, credits or defenses to the Loan Documents and the performance of their respective obligations thereunder, or if Borrower or Ultimate Parent have any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loans and/or the Loan Documents, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Amendment; (c) all of the provisions of the Loan Documents, except as amended hereby, are in full force and effect; and (d) upon the execution hereof, the Credit Agreement, the Notes, and the other Loan Documents, as amended herein, are not in default by Borrower or Ultimate Parent.

         18. Full Force and Effect. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement, the Notes, and all other Loan Documents are and shall remain in full force and effect and are incorporated herein by reference.

         19. Counterparts and Facsimile Signatures. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. Any party to this Amendment may indicate its intention to be bound by this Amendment by its signature to the signature page hereof and the delivery of the signature page hereof to the other party or its representatives by facsimile transmission or telecopy. The delivery of a party's signature page on the signature page hereof by facsimile transmission or telecopy shall have the same force and effect as if such party signed and delivered this Amendment in person.

         20. No Oral Agreements. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.


SIXTH AMENDMENT - Page 5
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         IN WITNESS WHEREOF, the parties have executed this Sixth Amendment to
Credit Agreement as of the day and year first above written.

                                     LENDER:

                                     JP MORGAN CHASE BANK, formerly
                                     known as CHASE BANK OF TEXAS, N.A.,
                                     a New York state banking association



                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                    BORROWER:

                                    TIDEL ENGINEERING, L.P.,
                                    a Delaware limited partnership

                                    By: Tidel Cash Systems, Inc., its sole
                                        general partner


                                        By:
                                           -------------------------------------
                                           Mark K. Levenick,
                                           President and Chief Executive Officer

                                    ULTIMATE PARENT:

                                    TIDEL TECHNOLOGIES, INC.,
                                    a Delaware corporation


                                     By:
                                        ----------------------------------------
                                        James T. Rash, Chief Executive Officer

SIXTH AMENDMENT - Page 6
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         By its execution below, each of Tidel Technologies, Inc., a Delaware corporation, Tidel Services Inc., a Delaware corporation, and Tidel Cash Systems, Inc., a Delaware corporation (each individually, a "Guarantor"), acknowledges and consents to all of the terms and conditions of this Amendment, and ratifies and confirms its respective Guaranty to and for the benefit of Lender. Each Guarantor acknowledges that such Guarantor has no claims, counterclaims, offsets, credits or defenses to the Loan Documents and the performance of its obligations thereunder, or if such Guarantor does have any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loans and/or the Loan Documents, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Amendment. Further, each Guarantor agrees that nothing contained in this Amendment shall adversely affect any right or remedy of Lender under its respective Guaranty and that with respect to such Guaranty, all references in such Guaranty to the "Obligations" shall mean the "Obligations", as amended by this Amendment; that the execution and delivery of this Amendment shall in no way change or modify such Guarantor's obligations as Guarantor pursuant to its Guaranty; and that the execution and delivery of any agreements by Borrower and Lender in connection with this Amendment shall not constitute a waiver by Lender of any of Lender's rights against any Guarantor.

                                        TIDEL TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                           James T. Rash,
                                           Chief Executive Officer


                                        TIDEL SERVICES, INC.,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                           Mark K. Levenick, President


                                        TIDEL CASH SYSTEMS, INC.,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                           Mark K. Levenick, President





SIXTH AMENDMENT - Page 7